EXHIBIT 99.130
AMENDMENT ONE
TO
SHAREHOLDER PROTECTION RIGHTS AGREEMENT
     This AMENDMENT ONE, dated as of April 10th, 2007 (this “Amendment One”), to the Shareholder Protection Rights Agreement, dated as of September 9, 1999 (the “Rights Agreement”), between North Valley Bancorp, a California corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the “Rights Agent”). Terms used but not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.
     WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement, as the Company may deem necessary or desirable, in a writing signed by the Company and the Rights Agent, without the approval of the holders of Rights Certificates; and
     WHEREAS, concurrently with the execution and delivery of this Amendment One, the Company and Sterling Financial Corporation, a Washington corporation (“Sterling”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger of the Company with and into Sterling (the “Merger”); and
     WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the Merger and has determined that an amendment of the Rights Agreement in the form of this Amendment One is necessary and desirable in order to give effect to the Merger Agreement and the Merger; and
     WHEREAS, in accordance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to evidence such amendment in the form of this Amendment One;
     NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:
     1. The Company hereby certifies to the Rights Agent that this Amendment One will not change or increase the duties, liabilities or obligations of the Rights Agent to the Company. The Rights Agent is entitled to rely upon this certification in forming an opinion as to whether this Amendment One would affect the duties, liabilities or obligations of the Rights Agent to the Company.
     2. Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentence as a separate paragraph at the end of the definition of “Acquiring Person”:
     “Neither Sterling Financial Corporation, a Washington corporation (“Sterling”), nor any of its Subsidiaries, Affiliates or Associates, shall be or become an Acquiring Person as a result of the execution, delivery or performance, or public announcement thereof, of the Agreement and Plan of Merger between the Company and Sterling dated as of April 10, 2007 (the “Merger Agreement”), the Voting Agreements (as defined in the Merger Agreement), or the consummation of any of the transactions contemplated by the Merger Agreement.”
     3. Section 7(a) of the Rights Agreement is hereby amended by replacing the section in its entirety with the following:
     “(a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on September 9, 2009, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement), notice of which Effective Time the Company will provide to the Rights Agent in writing and the Rights Agent shall not be deemed to have knowledge of the Effective Time unless and until the Rights Agent has received such written notification (the first to occur of (i) through (iv) hereof (inclusive) being herein referred to as the “Final Expiration Date”).”
     4. This Amendment One shall be effective immediately prior to (and conditioned upon) the execution of the Merger Agreement by the Company and Sterling; provided, however, that this Amendment One will be of no further force or effect upon the termination of the Merger Agreement in accordance with its terms. The Company will provide the Rights Agent with prompt written notice of the consummation of the transactions contemplated by the Merger Agreement or the termination of this Amendment One pursuant to this section, as applicable.
     5. This Amendment One shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California, provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. In all respects not inconsistent with the terms and provisions of this Amendment One, the Rights Agreement is hereby ratified, adopted, approved and confirmed. If any term of this Amendment One is held by a court of competent jurisdiction or other competent authority to be invalid or unenforceable, the remainder of the terms hereof shall remain in full force and effect, and this Amendment One shall be construed in order to give the maximum effect to the remaining terms and intent hereof. This Amendment One may be executed in one or more counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment One to be executed by their duly authorized officers as of the date first written above.

NORTH VALLEY BANCORP

By:	/s/ M. J. Cushman
Name:	M. J. Cushman
Title:	President

MELLON INVESTOR SERVICES LLC, as
Rights Agent

By:	/s/ Asa Drew
Name:	Asa Drew
Title:	Client Relationship Executive

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